Exhibit 5.3

[HELMERS’ LETTERHEAD]

October 22, 2009

Black Hills Power, Inc.

625 Ninth Street

Rapid City, South Dakota 57701

Re:  First Mortgage Bonds

Gentlemen:

I am Senior Vice President-General Counsel of Black Hills Power, Inc., a South Dakota corporation (the “Company”), and I have acted as counsel for the Company in connection with the filing of a post-effective amendment to a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of an indeterminate amount of the Company’s first mortgage bonds (the “First Mortgage Bonds”). The First Mortgage Bonds will be sold or delivered from time to time as set forth in the Registration Statement, the Company’s prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

I have examined (i) the Restated Articles of Incorporation, as amended, and Bylaws of the Company, (ii) the Registration Statement, and (iii) the Restated and Amended Indenture of Mortgage and Deed of Trust dated as of September 1, 1999 relating to the First Mortgage Bonds, as amended and supplemented by that certain First Supplemental Indenture dated as of August 13, 2002, between the Company and The Bank of New York Mellon, successor in interest to the original and succeeding trustees (collectively, the “Indenture”). The First Mortgage Bonds will be issued under the Indenture, as further amended and supplemented by one or more supplemental indentures creating the First Mortgage Bonds.  In addition, I have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate for purposes of the opinions set forth herein, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, the First Mortgage Bonds proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) any supplemental indenture in respect of the First Mortgage Bonds has been duly executed and delivered, (iii) the terms of the First Mortgage Bonds have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the First Mortgage Bonds, and (iv) the First Mortgage Bonds have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the First Mortgage Bonds and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinion set forth herein is subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

I am a member of the bar of the State of South Dakota.  My opinion expressed above is limited to the laws of the State of South Dakota and the federal law of the United States of America, and I do not express any opinion herein concerning the laws of any other jurisdiction.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus constituting a part of the Registration Statement under the caption “Legal Opinions.” In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is expressed as of the date hereof and I expressly disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any changes in applicable law coming to my attention after the date hereof.

Sincerely,

/s/ Steven J. Helmers

Steven J. Helmers,
Senior Vice President-General Counsel